UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2005

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29723	04-3494311
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street, Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 867-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.

Digitas Inc. (“Digitas”) appointed Cella Irvine as its Executive Vice President and Chief Administrative Officer effective as of March 31, 2005. Digitas and Ms. Irvine entered into an Employment Agreement dated as of February 17, 2005, pursuant to which Ms. Irvine is entitled to an annual base salary of $400,000, subject to review annually for a possible increase. In addition to the annual base salary, Ms. Irvine is eligible to receive an annual bonus of up to 60% of her base salary based upon her individual performance and that of Digitas, subject to review annually for increase or decrease. Ms. Irvine is guaranteed to receive a bonus of at least $200,000 for calendar year 2005. The agreement has a two-year term which automatically extends for an additional one-year term at the first anniversary and each subsequent anniversary thereafter unless Digitas, or Ms. Irvine, elects not to renew the agreement. The agreement may be terminated by Digitas or Ms. Irvine. In the event that Digitas terminates Ms. Irvine’s employment without “cause” (as defined in the agreement) or if Ms. Irvine terminates her employment because Digitas breached certain provisions of her employment agreement and failed to cure the breach, Ms. Irvine is eligible to receive twelve months of base salary, a lump sum payment equal to the average bonus payment for the prior three years and group health benefits. If Ms. Irvine is terminated within two years of a corporate change of control of Digitas, Ms. Irvine will receive twelve months of base salary and all her stock options or restricted stock will become vested immediately.

For further information, reference is made to the Employment Agreement dated as of February 17, 2005, which is attached as Exhibit 10.1 and incorporated herein by reference, and to Digitas’ press release dated February 15, 2005, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 15, 2005, Digitas announced the appointment of Cella Irvine as its Chief Administrative Officer, effective as of March 31, 2005. Attached hereto as Exhibit 99.1 is a copy of the press release dated February 15, 2005 announcing Ms. Cella’s appointment, which is incorporated herein by reference.

Ms. Irvine, age 47, is Chief Operations Officer of Marsh Placement Inc., the insurer-facing operation of the world’s largest insurance brokerage. Her global responsibilities include back-office, technology, product and business development, process management and improvement, business planning, human resources and communications. Ms. Irvine joined Marsh Inc. in 2001 as head of Strategic Planning for the corporation, and there oversaw the development of the firm’s first comprehensive three-year plan. Prior to joining Marsh, Ms. Irvine was general manager of New York Sidewalk, Microsoft’s internet media venture, from its inception to the acquisition by Ticketmaster/CitySearch. Irvine helped guide Sidewalk to become the leader in its category and one of the 30 most heavily trafficked sites on the Internet.

For a brief description of the material terms of the employment arrangement between Ms. Irvine and Digitas, see Item 1.01 of this report, which is incorporated by reference into this Item 5.02.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated as of February 17, 2005, by and between Digitas Inc. and Cella Irvine

99.1	Press Release dated February 15, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

By:	/s/ Ernest W. Cloutier
Ernest W. Cloutier
Secretary and General Counsel

Date: February 18, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated as of February 17, 2005, by and between Digitas Inc. and Cella Irvine

99.1	Press Release dated February 15, 2005

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